SCHEDULE OF COMPUTATION OF PERFORMANCE ADVERTISING QUOTATIONS

         Set forth below are representative calculations of each type of total return performance quotation included in the Statement of Additional Information of American Century Variable Portfolios, Inc.

         1. Average annual total return. The average one-year annual total return of VP Advantage as quoted in the Statement of Additional Information, was 12.83%.

         This return was calculated as follows:

                  P(1+T)n = ERV
                  where,

         P = a hypothetical initial payment of $1,000
         T = average annual total return
         n = number of years
         ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

         Applying the actual return figures of the fund for the one year period ended December 31, 1997.

         1,000 (1+T)1 = $1,128.30

                       1
             (1,128.30)
         T = -----------  - 1
             (1,000)

         T = 12.83%


         2. Cumulative total return. The cumulative total return of VP Advantage from August 1, 1991 (inception) to December 31, 1997 as quoted in the Statement of Additional Information, was 70.14%

         This return was calculated as follows:

                               P
                  C = (ERV - P)
                  where,

         C = cumulative total return
         P = a hypothetical initial payment of $1,000
         ERV = ending redeemable value of the hypothetical $1,000 payment at the end of the period.

         Applying the actual return figures of the fund for the period August 1, 1991 through December 31, 1997.

             (1,701.40 - 1,000)
         C = ------------------
                  1,000

         C = 70.14%